UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2008

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

10 Main Street, Rochester, NH 03839

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 335-1400

N/A

(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2008, the Company and its wholly owned subsidiaries BrandPartners Retail, Inc. and Grafico Incorporated (collectively the “Borrowers”), were advised that an Amendment to the Commercial Loan Agreement and Loan Documents (“Amended Agreement”) with TD Banknorth, N.A. (“Banknorth”) became effective as of April 30, 2008. As with the original commercial loan agreement dated May 5, 2005, the Amended Agreement provides for a revolving line of credit of up to $5,000,000 (the “Revolving Line”).

Under the Amended Agreement, Borrowers continue to pledge all of their assets to secure Banknorth. Advances under the Revolving Line will bear interest at the prime rate plus three-quarters percent (0.75); however the Company may at its option elect pursuant to the terms of the Agreement to aggregate advances under the Revolving Line at the LIBOR Rate, as set forth in the Amended Agreement. Principal and interest under the amended facility is also payable to Banknorth on demand. The Amended Agreement provides that the maximum available amount under the Revolving Line is the lesser of $5 million or the amount equal to seventy (70%) percent of Acceptable Accounts (as defined in the Amended Agreement) plus the lesser of $1 million or fifty (50%) percent of Costs in Excess of Billings (as defined in the Amended Agreement). The rate of interest on the Revolving Line will bear interest at a variable annual rate equal to the Prime Rate plus three-quarters percent (0.75) (as defined and determined under the original loan agreement, as amended) from time to time. Under and subject to the terms of the loan agreement, the Borrowers may also elect to have a LIBOR based rate apply to all or a portion of the outstanding principal under Revolving Line. The Amended Agreement also has a revised financial covenant that requires Borrowers to maintain a Fixed Charge Coverage Ratio (as defined in the Amended Agreement) of not less than 1.25:1 as of the end of each fiscal quarter. The facility imposes certain other loan covenants on the Borrowers and expires on May 5, 2009.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits furnished with this report:

10.1
Form of Amendment to Commercial Loan Agreement and Loan Documents by and between BrandPartners Group Inc., BrandPartners Retail Inc. as borrowers and Grafico Inc. and Building Partners Inc. as guarantors with TD Banknorth N.A. dated as of April 30, 2008.

10.2
Form of RSA 399-B Statement of Finance Charges by and between BrandPartners Group Inc., BrandPartners Retail Inc. as borrowers and Grafico Inc. and Building Partners Inc. as guarantors with TD Banknorth N.A. dated as of April 30, 2008.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: May 12, 2008
	By:	/s/ James F. Brooks
James F. Brooks
President and Chief Executive Officer